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                                                                     EXHIBIT 1.1

                              SOUTHERN ENERGY, INC.

                             UNDERWRITING AGREEMENT

                       FOR PURCHASE OF [66,700,000] SHARES
                         OF COMMON STOCK OF THE COMPANY



                                                              _________ __, 2000

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
         as Representatives of the several Underwriters
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
                  and
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

         Southern Energy, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [58,000,000] shares (the "Firm Shares") and, at the election of the Underwriters, up to [8,700,000] additional shares (the "Optional Shares") of Common Stock, par value $0.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares"). Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are the representatives (the "Representatives") of the Underwriters.

         1. Registration Statement and Prospectus: The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (Registration No. 333-35390) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the


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execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means (a) the prospectus in the form included in the Registration Statement, (b) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b), or (c) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Shares that is filed pursuant to Rule 424(b) under the Act together with the Preliminary Prospectus identified therein that such Term Sheet supplements. "Term Sheet" means any term sheet that satisfies the requirements of Rules 434 and 424(b) under the Act. Any reference in this Agreement to the "date" of a prospectus that includes a Term Sheet means the date of such Term Sheet. The term "Preliminary Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial public filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. Purchase and Sale: Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ _________ ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and
(b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to [8,700,000] Optional Shares, at the purchase price per share set forth in the paragraph above, for the purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.


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         3.       Offer of Shares: The Company has been advised by you that the
Underwriters propose to make an offering of the Shares on the terms and subject to the conditions and in the manner set forth in the Prospectus.

         4.       Payment and Delivery:

                  (a) The Shares to be purchased by each Underwriter hereunder, in definitive or electronic form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York, New York time, on [__], 2000 or such other time and date as Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated in the written notice given by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                  (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 5(b) hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 5(b)(iv) hereof, will be delivered at the offices of Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., Atlanta, Georgia time, on the Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Atlanta, Georgia are generally authorized or obligated by law or executive order to close.


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         5.       Conditions of Underwriters' Obligations: The several
obligations of the Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein contained at each Time of Delivery, and to the following other conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Atlanta, Georgia time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                  (b) That, at such Time of Delivery, the Underwriters shall be furnished the following opinions and letter, with such changes therein as may be agreed upon by the Company, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

                           (i) Opinion of Troutman Sanders LLP, of Atlanta, Georgia, counsel to the Company, substantially in the form attached hereto as
                                    Exhibit 1.

                           (ii) Opinion of Shearman & Sterling, of New York, New York, counsel to the Underwriters, substantially in the form attached hereto as
                                    Exhibit 2.

                           (iii) A letter dated as of such Time of Delivery from Arthur Andersen LLP, substantially in the form attached hereto as Exhibit 3 which shall confirm the statements made in the letter dated the date hereof from Arthur Andersen LLP being delivered to the Underwriters concurrently with the execution hereof.

                           (iv) Such documents relating to the Company's corporate existence and its authorization and execution of this Agreement, as Goldman, Sachs & Co. may reasonably request.

                  (c) That, prior to such Time of Delivery, there shall have been no material adverse change in the business, properties or financial condition of the Company from that set forth in or contemplated by the Prospectus, and that the Company shall, at the Time of Delivery, have delivered to the Underwriters a certificate to such effect of an executive officer of the Company.

                  (d) The Southern Company shall have delivered to the Representatives an agreement that, during a period of 180 days from the date of the Prospectus, it will not, without the prior written consent of the Representatives, offer, sell (or grant any option or warrant to offer or sell) any of the Common Stock of the Company or any security convertible into the Common Stock of the Company; provided, however, that the foregoing shall


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                           not apply to any securities or options to purchase
                           any securities granted or sold pursuant to any employee or director compensation plans described in the Registration Statement.

                  (e) The individuals listed on Exhibit 4 hereto shall have delivered to the Representatives an agreement substantially in the form of such Exhibit 5.

                  (f) The Shares to be sold at such Time of Delivery shall have been duly listed for trading on the New York Stock Exchange subject to official notice of issuance.

                  (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or prior to the Time of Delivery by the terms hereof.

         6. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                  (a) To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to furnish to each of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated one manually signed copy of the Registration Statement and all amendments thereto; to advise Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use reasonable efforts to obtain the withdrawal of such order.

                                    The Company will furnish to the
                           Underwriters, without charge, as many copies of the Preliminary Prospectus and the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated may reasonably request.

                  (b) If at any time prior to the earlier of (i) the completion of the distribution of the Shares by the Underwriters or purchasers who are not their affiliates (as reasonably determined by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated), and (ii) 270 days after the Time of Delivery, any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances under which the statements are made, not misleading, the Company will forthwith amend or supplement the Prospectus by


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                           furnishing, at its own expense, to the Underwriters
                           and to dealers (whose names and addresses are furnished to the Company by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated) to whom Shares may have been sold by the Underwriters and, upon request, to any other dealers making such request, either amendments to the Prospectus or supplements thereto so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances under which the statements are made, be misleading.

                  (c) During such time as the Underwriters are required to deliver a Prospectus pursuant to Section 5 of the Act, the Company will prepare and file with the Commission the documents required to be filed pursuant to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

                  (e) The Company will cooperate with the Underwriters to qualify the Shares for offer and sale under the securities or "blue sky" laws of such states and other jurisdictions as Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated may reasonably request and to pay filing fees, reasonable attorneys' fees and disbursements in connection therewith in an amount not exceeding $15,000 in the aggregate (including filing fees and disbursements paid or incurred prior to the date this Agreement becomes effective); provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

                  (f) The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the preparation of the Preliminary Prospectus, the Prospectus (including financial statements) and any amendments or supplements thereto, (ii) the preparation and printing of Share certificates, (iii) the issuance and delivery of the Shares to the Underwriters (other than transfer taxes), (iv) the furnishing of the opinions, letter and certificate referred to in
                           Section 5(b) hereof (other than the opinion referred to in Section 5(b)(ii) hereof), and in the amounts agreed pursuant to separate agreements. It is understood that the Underwriters shall be solely responsible to pay all fees and expenses of counsel to the Underwriters, and that the Company shall not be liable to reimburse the Underwriters for such fees and expenses.

                  (g) If the Underwriters shall not take up and pay for the Shares due to the failure of the Company to comply with any of the conditions specified in Section 5 hereof, the


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                           Company shall reimburse the Underwriters for all of
                           their reasonable out-of-pocket accountable expenses, in an amount not exceeding a total of $500,000, incurred in connection with the financing contemplated by this Agreement.

                  (h) During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, offer, sell (or grant any option or warrant to offer or sell) any of the Common Stock of the Company or any security convertible into the Common Stock of the Company; provided, however, that the foregoing shall not apply to any securities or options to purchase any securities granted or sold pursuant to any employee or director compensation plans described in the Registration Statement.

         7.       Warranties of and Indemnity by the Company:

                  (a) The Company warrants and represents to each of the Underwriters that:

                           (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through either or both of the Representatives expressly for use therein.

                           (ii) The Company is a corporation duly organized and validly existing under the laws of Delaware and has all requisite corporate power and authority to execute, deliver and perform its material obligations under this Agreement.

                           (iii) The Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company's Certificate of Incorporation or By-laws or (iii) any instrument, document, contract or other agreement filed as an exhibit to the Registration Statement.

                           (iv) This Agreement has been duly authorized, executed and delivered by the Company;


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                           (v)      Listed on Exhibit 4 hereto, are (i) our
                                    employees who we expect will have at least
                                    30,000 vested units (not including indexed units) in our value creation plans as of March 15, 2001 and (ii) our directors and executive officers.

                           (vi) The Company is not in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that would have a material adverse effect on the business, financial condition, results of operations of the Company and its subsidiaries, taken as a whole.

                  (b) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of
                           Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with investigating or defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, or the Prospectus as amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission which was made in such Preliminary Prospectus or Prospectus, as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through either or both of the Representatives on behalf of any Underwriter for use therein and except that this indemnity with respect to the Preliminary Prospectus, and with respect to the Prospectus if the Company shall have furnished any amendment or supplement thereto, shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of Shares to any person if a copy of the Prospectus, as the same may then be amended or supplemented, after having been supplied in the quantities requested by the Representatives from the Company, shall not have been sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim or damage.

                                    The Company's indemnity agreement contained
                           in this Section 7(b), and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any


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

                           Underwriter or controlling person, and shall survive the delivery of and payment for the Shares hereunder.

         8.       Warranties of and Indemnity by Underwriters:

                  (a) Each Underwriter warrants and represents to the Company and its directors and officers that the information furnished in writing to the Company by, or through you on behalf of, such Underwriter for use in the Preliminary Prospectus, the Prospectus or the Prospectus as amended or supplemented, does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in
                           Section 7(b) hereof, but only with respect to untrue statements or omissions or alleged untrue statements or omissions in the Preliminary Prospectus, the Prospectus or the Prospectus as amended or supplemented, made in reliance upon and in conformity with information furnished in writing to the Company by, or through either or both of the Representatives on behalf of, such Underwriter for use therein.

                                    The indemnity agreement on the part of each
                           Underwriter contained in this Section 8(b), and the representations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other Underwriter or controlling person, and shall survive the delivery of and payment for the Shares hereunder.

         9. Procedures Relating to Indemnification: Promptly after receipt by a party indemnified under Section 7 or 8 above of written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, such indemnified party will, if a claim is to be made against an indemnifying party, notify the indemnifying party thereof in writing, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability (otherwise than under this Section 7 or 8 hereof, as the case may be) which it may have to the indemnified party. Thereafter, the indemnified party and the indemnifying party shall consult, to the extent appropriate, with a view to minimizing the cost to the indemnifying party of its obligations hereunder. In case any indemnified party receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the parties against which any loss, claim, damage or liability arises include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the defenses available to it create a conflict of interest for the


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

counsel selected by the indemnifying party under the code of professional responsibility applicable to such counsel, the indemnified party shall have the right to select one separate counsel to assume such legal defenses and otherwise to participate in the defenses of such loss, claim, damage or liability on behalf of the indemnified party. Upon receipt by the indemnified party of notice from the indemnifying party of its election so to assume the defense of such loss, claim, damage or liability and approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under Section 7 or 8 hereof, as the case may be, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed and continued to employ counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized in writing the employment of separate counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which the indemnified party is or is entitled or subject to be a party and the indemnified party is entitled to indemnity hereunder unless such settlement includes an unconditional release of the indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without its written consent.

         If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one had and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equity considerations. The relative benefits received by the Company on the one had and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters in respect of underwriting discounts and commissions as set forth in the table on the cover page of the Prospectus plus financial advisory fees paid to the Representatives by The Southern Company. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

         10.      Substitution of Underwriters:

                  (a) If any Underwriter under this Agreement shall fail or refuse (whether for some reason sufficient to justify, in accordance with the terms hereof, the termination of its obligations to purchase or otherwise) to purchase the Shares which it has agreed to purchase, the Company shall immediately notify the remaining Underwriters and the remaining Underwriters may, within 24 hours of receipt of such notice, procure some other responsible party or parties satisfactory to the Company, who may include one or more of the remaining Underwriters, to purchase or agree to purchase such Shares on the terms herein set forth; and, if the remaining Underwriters shall fail to procure a satisfactory party or parties to purchase or agree to purchase such Shares on such terms within such period after the receipt of such notice, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such Shares on the terms herein set forth. In any such case, either the remaining Underwriters or the Company shall have the right to postpone the Time of Delivery for a period not to exceed five business days from the date set forth in Section 4 hereof, in order that the necessary changes to the Prospectus and any other documents and arrangements may be effected. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection
                           (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreements in Sections 7 and 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Delivery by the Representatives, if, after this Agreement becomes effective, (i) trading in securities on the New York Stock Exchange shall have been generally suspended or materially limited; (ii) trading in the Company's securities on the New York Stock Exchange shall have been suspended; (iii) a general banking moratorium shall have been declared by federal or New York State authorities; (iv) there shall have occurred any declaration of war by the United States Congress or any other substantial national or international emergency affecting the United States; or (v) the Company's long-term unsecured senior debt securities shall be rated Ba3 or below by Moody's Investor Services or BB- or below by Standard and Poors Rating Agency, in any such case provided for in clauses (i) through (v) with the result that, in the reasonable judgment of the Representatives, the marketability of the Shares shall have been materially impaired.

                  If the Representatives elect to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated by telephone, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Shares to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 6(f) and (g) hereof) and the

Underwriters (other than a defaulting Underwriter) shall be under no liability to the Company nor be under any liability under this Agreement to one another.

         12. Notices: All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following addresses:

         Southern Energy, Inc.
         900 Ashwood Parkway
         Suite 500
         Atlanta, Georgia 30338
         Attention: Treasurer
         Tel:  (770) 821-7000
         Fax: (770) 821-7001

         with copies to (such copy not to constitute notice):
         Troutman Sanders LLP
         Bank of America Plaza, Suite 5200
         600 Peachtree Street, N.E.
         Atlanta, Georgia 30308
         Attention: John T. W. Mercer, Esq.
         Tel:  (404) 885-3182
         Fax: (404) 962-6632

         If to Underwriters at:

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004
         Attention:  Don Hansen
         Tel: (212) 902-6685
         Fax: (212) 902-9020

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036
         Attention:  Patrick P. Kelly, Principal
         Tel: (212) 761-7805
         Fax: (212) 761-0354

         with copies to (such copy not to constitute notice):
         Shearman & Sterling
         599 Lexington Avenue
         New York, New York 10022
         Attention: John A. Millard, Esq.
         Tel:  (212) 848-7028
         Fax:  (212) 848-7179

         13. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company, its directors and officers, and the controlling persons, if any, referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators, and, subject to the provisions of Section 10 hereof, no other person shall acquire or have any right under or by virtue of this agreement.

         14. Applicable Law, Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof.

         15. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                                    Very truly yours,

                                                    SOUTHERN ENERGY, INC.


                                                    By:
                                                       -----------------------
                                                       Name:
                                                       Title:

Confirmed and accepted as of the date
first above written.

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Salomon Smith Barney Inc.



By:
   --------------------------------------
         (Goldman, Sachs & Co.)



By:
   --------------------------------------
     (Morgan Stanley & Co. Incorporated)



On behalf of each of the Underwriters.

                                   SCHEDULE I

                                  Underwriters

                                                                                   Number of Shares to be
                                                 Total Number of Shares          Purchased if Maximum Option
     Underwriter                                    to be Purchased                 to Purchase Exercised
     -----------                                 -----------------------         ---------------------------
Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Banc of America Securities LLC

Credit Suisse First Boston Corporation

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Salomon Smith Barney Inc.

Total Shares

                                                                       EXHIBIT 1

       Form of Opinion of Troutman Sanders LLP pursuant to Section 5(b)(i)

                                                                       EXHIBIT 2


       Form of Opinion of Shearman & Sterling pursuant to Section 5(b)(ii)

                                                                       EXHIBIT 3


          Letter from Arthur Andersen LLP pursuant to Section 5(b)(iii)

                                                                       EXHIBIT 4

    EXECUTIVE                                                 TITLE
-----------------------------------------------------------------------------------------------
Fuller, Marce                            President, CEO - SEI
Hill, Ray                                Exec. VP/CFO/Chairman - SEI Asia Group
Pershing, Rick                           Exec VP/CEO - SEI Americas Group
Eydeland, Alexander                      VP Research - SCEM
Morsches, Gary                           President - SCEM
Rush, Barney                             Senior VP/CEO - SEI Europe
Kuester, Rick                            Senior VP/CEO - SEI Asia Group
Adams, Ed                                Exec Director/CFO - SEI Asia Group
Ward, James                              Senior VP/Controller - SEI Finance, Accounting
Smith, Mike                              VP/CFO - SCEM
Ragan, John                              Regional VP - SCEM Eastern Region
Murphy, Sean                             CEO - SE New England
Booker, Vance                            Senior VP - Administration and External Affairs SEI
Harreld, Mike                            CFO - SEI Europe
Holden, Bill                             VP/Treasurer - SEI
Orr, Bill                                Regional VP - SCEM Western Region
Turner, Chris                            VP Commodities - SCEM
Harrelson, Alan                          VP - SEI Construction
Johnson, Billy                           VP HR - SCEM
Harrison, Randy                          CEO - SEI California
Saunders, Phil                           Business Unit Executive - SEI
Fleming, Gerald                          VP Power Trading - SCEM
McDonald, Chris                          Director Gas Trading - SCEM
Coolidge, Henry                          Exec Director Operation - SEI Asia Group
Maner, Bill                              VP - SEI
Benfield, Roger                          Project Management Director - SEI New England
Harris, J.R.                             VP Operations and Development - SEI SA/Caribbean
Boudreaux, Kevin                         Director Asset Management - SCEM
Rozier, David                            VP - SEI Mid-Continent
Gallaspy, David                          CEO - SEI Texas/Louisiana
Coppola, Jim                             Director of Tax - SEI
McCallister, Joe                         Regional Director - SCEM Texas
Dearman, Andrew                          Senior VP / Chief Technical Officer